Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Monica M. Gaudiosi and Robert M. Kerrigan, III and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement of Southern Union Company on Form S-3 and any and all amendments (including any pre- and post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering the securities offered pursuant thereto, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: September 30, 2009

/s/ George L. Lindemann
George L. Lindemann

/s/ Richard N. Marshall
Richard N. Marshall

/s/ George E. Aldrich
George E. Aldrich

/s/ Michal Barzuza
Michal Barzuza

/s/ David Brodsky
David Brodsky

/s/ Frank W. Denius
Frank W. Denius

/s/ Kurt A. Gitter, M.D.
Kurt A. Gitter, M.D.

/s/ Eric D. Herschmann
Eric D. Herschmann

/s/ Herbert H. Jacobi
Herbert H. Jacobi

/s/ Thomas N. McCarter, III
Thomas N. McCarter, III

/s/ George Rountree, III
George Rountree, III

/s/ Allan D. Scherer
Allan D. Scherer

E-11